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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements:


FORM              REGISTRATION NO.     PERTAINING TO JO-ANN STORES, INC.
----              ----------------     ---------------------------------
S-4               333-80763            10 3/8% Senior Subordinated notes Due 2007
S-8               333-10093            1994 Executive Incentive Plan
S-8               33-72445             1998 Incentive Compensation Plan
S-8               33-32809             Employee Savings and Profit Sharing Plan
S-8               33-37355             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               33-49690             1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               333-10087            1990 Employees Stock Option and Stock Appreciation Rights Plan
S-8               333-10091            1996 Stock Option Plan for Non-Employee Directors
S-8               333-55278            Nonqualified Stock Option Awards to Certain Employees
S-8               333-55280            Jo-Ann Stores, Inc. Savings Plan 401(k)


Arthur Andersen LLP
Cleveland, Ohio,
May 3, 2001.



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